Exhibit 24.2

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints A. Lorne Weil and Luke L. Alvarez, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign the registration statement to which this Power of Attorney is attached as an exhibit, as well as any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

/s/ M. Alexander Hoye
Name:	M. Alexander Hoye
Date:	June 30, 2017